Exhibit 99.1

Sachem Capital Appoints Dr. Peter J. Cuozzo as Executive Vice President and
Chief Operating Officer

Branford, Connecticut, July 8, 2020 – Sachem Capital Corp. (NYSE American: SACH) today announced the appointment of Dr. Peter J. (“Pete”) Cuozzo as the company’s Executive Vice President and Chief Operating Officer, effective July 1, 2020. Pete’s responsibilities will include oversight of the company’s entire operations, expanding Sachem’s business in Florida and Texas and developing new markets.

Pete brings over three decades of experience as a business executive and professional educator with a diverse professional background as a corporate officer, senior HR leader, CEO advisor, chief learning and talent officer, organization development partner, executive coach, and entrepreneur. Throughout his career, Pete has held cross-functional positions in information technology, finance, human resources, transportation/logistics, and sourcing at well-known companies such as GE, Sachem Capital Partners (the predecessor of Sachem Capital Corporation), Syngenta, HP, Stanley Black & Decker, Hess Corporation, and TBC Corporation. More recently, during his employment at the last five companies, Pete served as Chief Learning Officer and Vice President of learning, talent management, and organizational effectiveness. Pete earned both his doctorate and masters in adult and workplace education from Columbia University’s Teachers College (USA). He holds an MBA from the University of Bridgeport (USA) and a Bachelor of Arts degree from the University of Notre Dame (USA). He is currently writing a book on global business best practices entitled The Three-Legged Stool.

“Pete is an innovative and proven leader bringing a valuable skillset to Sachem Capital and I’m pleased to welcome him to our team,” said John L. Villano CPA, Sachem’s Chairman of the Board and Chief Executive Officer. “Pete’s extensive experience across a wide range of business sectors, as well as his proven expertise in organizational effectiveness and change leadership, will help us deliver our two-pronged strategy – to accelerate profitable growth and to drive operational excellence.”

“I am very excited to join the Sachem team,” said Pete Cuozzo. “Sachem has a proven business model and a team uniquely positioned to capitalize on the many growth opportunities that lie ahead. I look forward to working with the team to operate Sachem Capital with a shareholder-first mentality and create long-term growth from a responsible mindset by taking prudent risks and meeting our commitments.”

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing and managing a portfolio of first mortgage loans. It offers short term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2019 filed with the U.S. Securities and Exchange Commission on March 30, 2020. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investors & Media:
David Waldman
Crescendo Communications, LLC
Email: sach@crescendo-ir.com
Tel: (212) 671-1021